Exhibit 99.1

Vivid Seats Announces Record Third Quarter 2021 Results

Third Quarter 2021 Revenues of $140 million and Marketplace GOV of $713 million

CHICAGO, IL – November 15, 2021 – Vivid Seats Inc. (NASDAQ: SEAT) (“Vivid Seats”, "we" or the “Company”), a leading marketplace that utilizes its technology platform to connect millions of buyers with thousands of ticket sellers across hundreds of thousands of events each year, today provided financial results for the quarter ended September 30, 2021.

“The record-setting results we saw in the third quarter are a great way to mark our first reported results as a public company. Live events have come back stronger than expected as fans returned to support their favorite sports teams and artists. We are committed to delivering fans an exceptional experience so they can get out and do what they love,” said Stan Chia, Vivid Seats CEO.

“We are continuing on our mission to help everyone “Experience it Live.” In our third quarter, we launched our new brand coupled with new features and enhancements to our industry leading loyalty program, Vivid Seats Rewards. Every fan now earns 10% in value on every ticket purchased along with the opportunity to earn additional lucrative and unique perks. We are excited to launch our new brand and loyalty program as we enter a period where we expect a full slate of live events with significant pent-up demand ready to be unleashed,” Chia concluded.

Third Quarter 2021 Financial Summary

•
Revenues of $139.5 million increased from negative $7.1 million in the third quarter of 2020
•
Net loss of $1.8 million as compared to net loss of $40.2 million in the third quarter of 2020
•
Marketplace Gross Order Value ("Marketplace GOV") of $713.1 million increased from negative $30.8 million in the third quarter 2020
•
Adjusted EBITDA of $42.0 million increased from negative $19.5 million in the third quarter of 2020
•
Highest single quarter results for Marketplace GOV, Revenues and Adjusted EBITDA in company history

Lawrence Fey, CFO of Vivid Seats, commented, “In our third quarter we carried forward our positive momentum with robust financial results and quarter-over-quarter growth for Marketplace GOV, Revenues and Adjusted EBITDA. We continued to generate cash from operations which, coupled with the proceeds from the business combination, leave us with cash in excess of debt and significant financial flexibility.”

Key Performance Indicators (000s)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

Marketplace GOV(1)	$(30,778)	$713,062	$309,308	$1,522,625
Total Marketplace orders(2)	(72)	2,354	988	4,360
Total Resale orders(3)	(3)	73	42	121
Adjusted EBITDA(4)	$(19,549)	$41,965	$(66,685)	$82,347

(1)
Marketplace GOV represents the total transactional amount of Marketplace segment orders placed on our platform in a period, inclusive of fees, exclusive of taxes, and net of event cancellations that occurred during that period. Marketplace GOV was negatively impacted by event cancellations in the amount of $52.7 million during the three months ended September 30, 2020 and $37.8 million during the three months ended September 30, 2021. Marketplace GOV was negatively impacted by event cancellations in the amount of $197.1 million during the nine months ended September 30, 2020 and $74.8 million during the nine months ended September 30, 2021.
(2)
Total Marketplace orders represents the volume of Marketplace segment orders placed on our platform during a period, net of event cancellations that occurred during that period. During the three months ended September 30, 2020, our Marketplace segment experienced 117,290 event cancellations, compared to 85,593 event cancellations during the three months ended

September 30, 2021. During the nine months ended September 30, 2020, our Marketplace segment experienced 508,994 event cancellations, compared to 185,687 event cancellations during the nine months ended September 30, 2021.
(3)
Total Resale orders represents the volume of Resale segment orders sold by our Resale team in a period, net of event cancellations that occurred during that period. During the three months ended September 30, 2020, our Resale segment experienced 5,965 event cancellations, compared to 2,592 event cancellations during the three months ended September 30, 2021. During the nine months ended September 30, 2020, our Resale segment experienced 19,929 event cancellations, compared to 4,505 event cancellations during the nine months ended September 30, 2021.
(4)
Adjusted EBITDA is not a measure defined under Generally Accepted Accounting Principles in the United States of America ("GAAP"). We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. See “Use of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measure.

2021 Financial Guidance

The Company maintained the following full-year 2021 guidance:

•
Marketplace GOV to be in the range of $2,225,000,000 to $2,325,000,000
•
Revenues to be in the range of $420,000,000 to $435,000,000
•
Adjusted EBITDA to be in the range of $102,000,000 to $107,000,000(5)
(5)
Adjusted EBITDA is not a measure defined under GAAP. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance. We calculate forward-looking non-GAAP Adjusted EBITDA based on internal forecasts that omit certain amounts that would be included in forward-looking GAAP net income (loss). We do not attempt to provide a reconciliation of forward-looking non-GAAP Adjusted EBITDA guidance to forward looking GAAP net income (loss) because forecasting the timing or amount of items that have not yet occurred and are out of our control is inherently uncertain and unavailable without unreasonable efforts. Further, we believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors and could have a substantial impact on GAAP measures of financial performance.

Webcast Details

The Company will host a webcast at 8:30 a.m. Eastern Time today to discuss the third quarter 2021 financial results. Participants may access the live webcast and supplemental earnings presentation on the events page of the Vivid Seats Investor Relations website at https://investors.vividseats.com/events-and-presentations.

About Vivid Seats

Founded in 2001, Vivid Seats is a leading online ticket marketplace committed to becoming the ultimate partner for connecting fans to the live events, artists, and teams they love. Based on the belief that everyone should “Experience It Live”, the Chicago-based company provides exceptional value by providing one of the widest selections of events and tickets in North America and an industry leading Vivid Seats Rewards program where all fans earn on every purchase. Vivid Seats has been chosen as the official ticketing partner by some of the biggest brands in the entertainment industry including ESPN, Rolling Stone, and the Los Angeles Clippers. Through its proprietary software and unique technology, Vivid Seats drives the consumer and business ecosystem for live event ticketing and enables the power of shared experiences to unite people. Vivid Seats is recognized by Newsweek as America’s Best Company for Customer Service in ticketing. Fans who want to have the best live experiences can start by downloading the Vivid Seats mobile app, going to vividseats.com, or calling at 866-848-8499.

Forward-Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release may be forward-looking statements. Forward-looking statements in this press release include but are not limited to statements regarding our future results of operations and financial position, including our Marketplace Gross Order Value, revenues and adjusted EBITDA outlook; business strategy; and plans and objectives of management for future operations. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

the COVID-19 pandemic has had, and is likely to continue to have, a material negative impact on the Company’s business and operating results; the Company’s business is dependent on the continued occurrence of large-scale sporting events, concerts and theater shows and on relationships with buyers, sellers and distribution partners and any change in such occurrence or relationships could adversely affect the Company’s business; changes in Internet search engine algorithms or changes in marketplace rules; intense competition in the ticketing industry; the willingness of artists, teams and promoters to continue to support the secondary ticket market; the Company’s ability to maintain and improve its platform and brand or develop successful new solutions and enhancements or improve existing ones; the occurrence of extraordinary events or factors affecting concert, sporting and theater events; the Company’s success in potential future acquisition endeavors; Risks related to the seasonality of the Company’s business; the Company’s ability to retain, motivate or integrate the senior management team or other skilled personnel; the processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or applications of privacy regulations; the impact of potential unfavorable legislative outcomes, or outcomes in legal proceedings in which the Company may be involved; the impact of System interruption and the lack of integration and redundancy in our systems and infrastructure; the impact of cyber security risks, data loss or other breaches of our network security; the Company’s ability to adequately protect or enforce its intellectual property rights; potential liability and expense for legal claims alleging that the operation of the Company’s business infringes intellectual property rights of third parties; the Company’s payments system depends on third-party providers; risks associated with the agreements governing our indebtedness impose restrictions on us that limit the discretion of management in operating our business; the Company’s ability to generate sufficient cash flows or raise the additional capital necessary to fund our liquidity needs; the Private Equity Owner controls the Company, and its interest may conflict with the Company’s interests in the future; the Company’s only material asset is our direct and indirect interests in Hoya Intermediate; the Tax Receivable Agreement requires the Company to make cash payments to Hoya Topco; and other risks and uncertainties described in the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the United States Securities and Exchange Commission (the “SEC”) on November 15, 2021 and in the Company’s subsequent filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investors

Ashley DeSimone, ICR

Ashley.DeSimone@icrinc.com

Brett Milotte, ICR

Brett.Milotte@icrinc.com

Media

Julia Young, ICR

Julia.Young@icrinc.com

HOYA INTERMEDIATE, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data) (Unaudited)

	December 31,	September 30,
	2020	2021
Assets
Current assets:
Cash and cash equivalents	$285,337	$488,467
Accounts receivable – net	35,250	54,034
Inventory – net	7,462	17,122
Prepaid expenses and other current assets	80,066	96,760
Total current assets	408,115	656,383
Property and equipment – net	—	664
Intangible assets – net	67,024	72,102
Goodwill	683,327	683,327
Other non-current assets	664	579
Total assets	$1,159,130	$1,413,055
Liabilities and members’ deficit
Current liabilities:
Accounts payable	$62,769	$206,250
Accrued expenses and other current liabilities	256,134	340,127
Deferred revenue	5,956	20,523
Current maturities of long-term debt – net	6,412	6,412
Total current liabilities	331,271	573,312
Long-term debt – net	870,903	897,855
Other liabilities	510	602
Total long-term liabilities	871,413	898,457
Commitments and contingencies (Note 11)
Redeemable Preferred Units
Redeemable Senior Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2020 and September 30, 2021 (aggregate involuntary liquidation preference of $214,008 and $234,489 at December 31, 2020 and September 30, 2021, respectively)	218,288	234,489
Redeemable Preferred Units - $0 par value; 100 units authorized, issued, and outstanding at December 31, 2020 and September 30, 2021	9,939	9,939
Members’ equity (deficit)
Common Units - $0 par value; unlimited authorized, 100 units issued and outstanding at December 31, 2020 and September 30, 2021	—	—
Additional paid-in capital	755,716	742,986
Accumulated deficit	(1,026,675)	(1,046,128)
Accumulated other comprehensive loss	(822)	—
Total members’ equity (deficit)	(271,781)	(303,142)
Total liabilities, redeemable preferred units, and members’ equity (deficit)	$1,159,130	$1,413,055

HOYA INTERMEDIATE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except unit and per unit data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2021	2020	2021
Revenues	$(7,082)	$139,538	$33,682	$279,150
Costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	379	30,475	22,310	54,386
Marketing and selling	1,511	50,371	35,092	104,748
General and administrative	12,854	42,509	53,452	87,486
Depreciation and amortization	80	711	48,057	1,506
Impairment charges	—	—	573,838	—
(Loss) income from operations	(21,906)	15,472	(699,067)	31,024
Other expenses:
Interest expense – net	18,310	17,319	41,076	50,477
Loss on extinguishment of debt	—	—	685	—
Net loss	$(40,216)	$(1,847)	$(740,828)	$(19,453)
Other comprehensive loss
Unrealized gain on derivative instruments	$2,248	$309	$887	$822
Comprehensive loss	$(37,968)	$(1,538)	$(739,941)	$(18,631)
Net loss per unit attributable to Common Unit holders, basic and diluted	$(426,080)	$(44,050)	$(7,555,420)	$(356,540)
Weighted average Common Units outstanding, basic and diluted	100	100	100	100

HOYA INTERMEDIATE, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2021
Cash flows from operating activities
Net loss	$(740,828)	$(19,453)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	48,057	1,506
Amortization of deferred financing costs and interest rate cap	2,583	4,120
Loss on disposal of long-lived assets	169	—
Equity-based compensation expense	3,475	3,471
Loss on extinguishment of debt	685	—
Interest expense paid-in-kind	7,807	25,117
Impairment charges	573,838	—
Change in assets and liabilities:
Accounts receivable	(31,022)	(18,784)
Inventory	(1,199)	(9,660)
Prepaid expenses and other current assets	(67,738)	(16,694)
Accounts payable	(5,762)	143,481
Accrued expenses and other current liabilities	178,813	87,339
Deferred revenue	(881)	14,567
Other assets and liabilities	1,019	252
Net cash (used in) provided by operating activities	(30,984)	215,262
Cash flows from investing activities
Purchases of property and equipment	(341)	(689)
Purchases of personal seat licenses	—	(76)
Investments in developed technology	(6,039)	(6,558)
Net cash used in investing activities	(6,380)	(7,323)
Cash flows from financing activities
Payments of June 2017 First Lien Loan	(4,253)	(4,809)
Proceeds from May 2020 First Lien Loan	260,000	—
Proceeds from Revolving Facility	50,000	—
Payments of Revolving Facility	(50,000)	—
Payments of deferred financing costs and other debt-related costs	(8,479)	—
Distributions	(120)	—
Net cash provided by (used in) financing activities	247,148	(4,809)
Net increase in cash and cash equivalents	209,784	203,130
Cash and cash equivalents – beginning of period	81,289	285,337
Cash and cash equivalents – end of period	$291,073	$488,467
Supplemental disclosure of cash flow information:
Paid-in-kind interest added to May 2020 First Lien Loan principal	$7,807	$28,463
Cash paid for interest	$27,433	$21,143

Use of Non-GAAP Financial Measures

We present Adjusted EBITDA, which is a non-GAAP measure, because it is a measure frequently used by analysts, investors, and other interested parties to evaluate companies in our industry. Further, we believe this measure is helpful in highlighting trends in our operating results, because they exclude the impact of items that are outside the control of management or not reflective of ongoing performance related directly to the operation of our business segments.

Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. Moreover, we believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as provides a useful measure for period-to-period comparisons of our business performance and highlighting trends in our operating results.

The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, net loss for each of the periods indicated (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2021	2020	2021

Net loss	$(40,216)	$(1,847)	$(740,828)	$(19,453)
Interest expense	18,310	17,319	41,076	50,477
Depreciation and amortization	80	711	48,057	1,506
Sales tax liability(1)	488	21,574	4,959	34,561
Transaction costs(2)	—	1,428	359	8,837
Equity-based compensation(3)	1,099	1,197	3,475	3,471
Loss on extinguishment of debt(4)	—	—	685	—
Litigation, settlements and related costs(5)	492	1,583	837	2,662
Impairment charges(6)	—	—	573,838	—
Loss on asset disposals(7)	—	—	169	—
Severance related to COVID-19(8)	198	—	688	286
Adjusted EBITDA	$(19,549)	$41,965	$(66,685)	$82,347

(1) These expenses relate to sales tax liabilities incurred during the periods presented. We incur sales tax expenses in jurisdictions where we expect to remit sales tax payments. We are in the process of upgrading our IT infrastructure to enable us to collect sales tax from ticket buyers going forward. We expect these upgrades to be complete by December 31, 2021.

(2) Transaction costs incurred during the three and nine months ended September 30, 2020 and 2021 consist primarily of transaction and transition related fees and expenses incurred in relation to completed and attempted acquisitions. Transaction costs consist of legal, accounting, tax and other professional fees, as well as personnel-related costs, which consist of severance and retention bonuses. Transaction costs consist of personnel costs associated with the integration of an acquiree. Transaction costs reflected above were incurred in the first 12 months following the completed acquisition of Fanxchange Ltd. in 2019. Transaction costs were recognized in 2021 related to the merger transaction with Horizon, to the extent they were not eligible for capitalization. We do not believe these acquisition-related costs to be representative of normal, recurring, cash operating expenses.

(3) We incur equity-based compensation expenses, which we do not consider to be indicative of our core operating performance.

(4) Losses incurred resulted from the retirement of the revolving credit facility in May 2020.

(5) These expenses relate to external legal costs and settlement costs incurred, which were unrelated to our core business operations.

(6) We incurred impairment charges triggered by the effects of the pandemic. The impairment charges resulted in a reduction in the carrying values of our goodwill, indefinite-lived trademark, definite-lived intangible assets, and other long-lived assets.

(7) We incurred losses on asset disposals, which are not considered indicative of our core operating performance.

(8) These charges relate to severance costs resulting from significant reductions in employee headcount due to the effects of the pandemic.